As filed with the Securities and Exchange Commission on March 30, 2022
Registration No. 333-263150

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	86-1062192 (I.R.S. Employer Identification Number)
14185 Dallas Parkway, Suite 1200 Dallas, Texas 75254 (972) 490-9600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Alex Rose 14185 Dallas Parkway, Suite 1200 Dallas, Texas 75254 (972) 490-9600 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Richard M. Brand
Gregory P. Patti Jr.
Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
(212) 504-6000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-263150) is being filed solely to file a Form of Senior Indenture as Exhibit 4.4 and a Form of Subordinated Indenture as Exhibit 4.5 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, and the signature page. The Amendment No. 1 does not modify any provision of the Registration Statement or Prospectus except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits.
The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:
Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement(1)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 on Form S-11/A, filed on August 20, 2003, No. 333-105277)
4.2	Form of Preferred Stock Certificate(1)
4.3	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares(1)
4.4	Form of Senior Indenture(2)
4.5	Form of Subordinated Indenture(2)
4.6	Form of Debt Security(1)
4.7	Form of Warrant Agreement(1)
4.8	Form of Rights Certificate(1)
4.9	Form of Unit Note and Unit Certificate(1)
4.10	Articles of Amendment and Restatement of the charter of the Company, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 (No. 333-204235) filed May 15, 2015)
4.11	Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014,by Amendment No. 2 on October 19, 2015, by Amendment No. 3 on August 2, 2016 and by Amendment No. 4 on March 17, 2022, adopted on March 17, 2022 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on March 18, 2022)
4.12	Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 to the Registrant’s Form 10-K (No. 001-31775), for the year ended December 31, 2011, filed February 28, 2012)
4.13	Form of Certificate of Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1.2 to the Registrant’s Form 10-K (No. 001-31775), for the year ended December 31, 2011, filed February 28, 2012)
4.14	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-A, filed July 17, 2007)
4.15	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed July 17, 2007)
4.16	Articles Supplementary for Series E Cumulative Preferred Stock, dated April 15, 2011 (incorporated by reference to the Registrant’s Form 8-A, filed April 18 2011)
4.17	Form of Certificate of Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed April 18, 2011)
4.18	Articles Supplementary for Series F Cumulative Preferred Stock, dated July 8, 2016 (incorporated by reference to Exhibit 8 to the Registrant’s Form 8-A, filed July 13, 2016)
4.19	Articles Supplementary for Series G Cumulative Preferred Stock, dated October 17, 2016 (incorporated by reference to Exhibit 8 to the Registrant’s Form 8-A, filed October 18, 2016)
4.20	Articles Supplementary for Series H Cumulative Preferred Stock, dated August 18, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed August 22, 2017).

Exhibit Number	Description of Exhibit
4.21	Articles Supplementary for Series I Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on November 14, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on November 14, 2017)
5.1	Opinion of Cadwalader, Wickersham & Taft LLP with respect to the legality of debt securities, warrants and rights being registered(4)
5.2	Opinion of Hogan Lovells US LLP with respect to the legality of the common stock, preferred stock, depositary shares and units being registered(4)
8.1	Opinion of O’Melveny & Myers LLP with respect to tax matters(4)
23.1	Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1)(4)
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)(4)
23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)(4)
23.4	Consent of BDO USA LLP(4)
24.1	Powers of Attorney (included on signature page)(4)
25.1	Form T-1 Statement of Eligibility of the Trustee(3)
107	Calculation of Filing Fee Table.(4)

(1)
To be filed as an exhibit to a current report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

(2)
Filed herewith.

(3)
Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(4)
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of March, 2022.
ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ Deric S. Eubanks
Deric S. Eubanks Chief Financial Officer and Treasurer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Robison Hays, III, Alex Rose and Deric S. Eubanks, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all post-effective amendments thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ J. Robison Hays, III J. Robison Hays, III	Chief Executive Officer and President; Director (Principal Executive Officer)	March 30, 2022
/s/ Alex Rose Alex Rose	Executive Vice President, General Counsel and Secretary	March 30, 2022
/s/ Deric S. Eubanks Deric S. Eubanks	Chief Financial Officer and Treasurer (Principal Financial Officer)	March 30, 2022
/s/ Jeremy J. Welter Jeremy J. Welter	Chief Operating Officer	March 30, 2022
/s/ Mark L. Nunneley Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	March 30, 2022
/s/ Monty J. Bennett Monty J. Bennett	Director and Chairman of the Board	March 30, 2022
/s/ Benjamin J. Ansell, MD Benjamin J. Ansell, MD	Director	March 30, 2022

Name	Title	Date
/s/ Amish V. Gupta Amish V. Gupta	Lead Director	March 30, 2022
/s/ Kamal Jafarnia Kamal Jafarnia	Director	March 30, 2022
/s/ Frederick J. Kleisner Frederick J. Kleisner	Director	March 30, 2022
/s/ Sheri L. Pantermuehl Sheri L. Pantermuehl	Director	March 30, 2022
/s/ Alan L. Tallis Alan L. Tallis	Director	March 30, 2022